                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-4, relating to the registration of 1,500,000 shares of $0.001 par value common stock and $50,000,000 aggregate principal amount of convertible debt securities, of our report dated March 24, 1998, except for the second and third paragraphs of Note 8, as to which the date is May 5, 1998 on our audit of the financial statements of Pentegra Dental Group, Inc. as of December 31, 1997 and for the period from inception, February 21, 1997, through December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PricewaterhouseCoopers LLP

Houston, Texas
September 29, 1998